SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

      					SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CAVCO INDUSTRIES INC.

GAMCO INVESTORS, INC.
                       5/19/04              300            35.5000
                       5/19/04            5,000            35.5580
                       5/19/04           10,200            35.5542
                       5/18/04            5,000            35.4784
                       5/18/04           11,000            35.5295
                       5/17/04            5,000            35.7911
                       5/17/04            2,000            35.8744
                       5/17/04              600            35.8800
                       5/17/04              900            36.0000
                       5/17/04              300            36.0200
                       5/17/04              600            35.9933
                       5/17/04            1,800            35.7250

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.